Exhibit (g)(5)

APPENDIX A TO THE
FEE SCHEDULE TO THE AMENDED AND RESTATED MASTER CUSTODIAN
AGREEMENT DATED OCTOBER 17, 2008 BETWEEN
EACH REGISTERED INVESTMENT COMPANY IDENTIFIED AND
BROWN BROTHERS HARRIMAN & CO.

DATED AS OF November 1, 2012

DWS Global/International Fund, Inc.
DWS Enhanced Emerging Markets Fixed Income Fund
DWS Enhanced Global Bond Fund
DWS Global Small Cap Growth Fund
DWS Global Thematic Fund
DWS RREEF Global Infrastructure Fund

DWS Global High Income Fund, Inc.

DWS International Fund, Inc.
DWS Diversified International Equity Fund
DWS Dreman International Value Fund
DWS Emerging Markets Equity Fund
DWS International Fund
DWS Latin America Equity Fund
DWS World Dividend Fund

DWS Securities Trust
DWS Enhanced Commodity Strategy Fund
DWS Gold & Precious Metals Fund
DWS RREEF Global Real Estate Securities Fund

DWS Variable Series I
DWS Global Small Cap Growth VIP
DWS International VIP

DWS Variable Series II
DWS Diversified International Equity VIP
DWS Global Thematic VIP

DWS Cayman Precious Funds Metals, Inc.

DWS Cayman Commodity Fund II, Ltd.

BROWN BROTHERS HARRIMAN & CO.	EACH REGISTERED INVESTMENT COMPANY IDENTIFITED ON THIS APPENDIX A

By: ________________________________	By:________________________________

Name: ______________________________	Name: ______________________________

Title: _______________________________	Title: _______________________________